                                                                   Exhibit (h.2)

Securities Lending Agreement

                                   SCHEDULE A
                                     LENDERS

ISHARES, INC.

iShares MSCI Australia Index Fund
iShares MSCI Austria Investable Market Index Fund iShares MSCI Belgium Investable Market Index Fund iShares MSCI Brazil Index Fund iShares MSCI BRIC Index Fund iShares MSCI Canada Index Fund iShares MSCI Chile Investable Market Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Emerging Markets Eastern Europe Index Fund iShares MSCI EMU Index Fund iShares MSCI France Index Fund iShares MSCI Germany Index Fund iShares MSCI Hong Kong Index Fund iShares MSCI Israel Capped Investable Market Index Fund iShares MSCI Italy Index Fund iShares MSCI Japan Index Fund iShares MSCI Japan Small Cap Index Fund iShares MSCI Malaysia Index Fund iShares MSCI Mexico Investable Market Index Fund iShares MSCI Netherlands Investable Market Index Fund iShares MSCI Pacific ex-Japan Index Fund iShares MSCI Singapore Index Fund iShares MSCI South Africa Index Fund iShares MSCI South Korea Index Fund iShares MSCI Spain Index Fund iShares MSCI Sweden Index Fund iShares MSCI Switzerland Index Fund iShares MSCI Taiwan Index Fund iShares MSCI Thailand Investable Market Index Fund iShares MSCI Turkey Investable Market Index Fund iShares MSCI United Kingdom Index Fund iShares MSCI USA Index Fund

ISHARES TRUST

iShares 10+ Year Credit Bond Fund
iShares 10+ Year Government/Credit Bond Fund

iShares 2012 S&P AMT-Free Municipal Series iShares 2013 S&P AMT-Free Municipal Series iShares 2014 S&P AMT-Free Municipal Series iShares 2015 S&P AMT-Free Municipal Series iShares 2016 S&P AMT-Free Municipal Series iShares 2017 S&P AMT-Free Municipal Series

iShares Barclays 1-3 Year Credit Bond Fund (formerly known as Lehman  1-3 Year
   Credit Bond Fund)
iShares Barclays 1-3 Year Treasury Bond Fund (formerly known as Lehman 1-3 Year
   Treasury Bond Fund)
iShares Barclays 3-7 Year Treasury Bond Fund (formerly known as Lehman 3-7 Year
   Treasury Bond Fund)
iShares Barclays 7-10 Year Treasury Bond Fund (formerly known as Lehman 7-10
   Year Treasury Bond Fund)
iShares Barclays 10-20 Year Treasury Bond Fund (formerly known as Lehman 10-20
   Year Treasury Bond Fund)

Securities Lending Agreement

                                     LENDERS

iShares Barclays 20+ Year Treasury Bond Fund (formerly known as Lehman 20+ Year
   Treasury Bond Fund)
iShares Barclays Agency Bond Fund
iShares Barclays Aggregate Bond Fund (formerly known as Lehman Aggregate Bond
   Fund)
iShares Barclays Credit Bond Fund (formerly known as Lehman Credit Bond Fund) iShares Barclays Government/Credit Bond Fund (formerly known as Lehman
   Government/Credit Bond Fund)
iShares Barclays Intermediate Credit Bond Fund (formerly known as Lehman
   Intermediate Credit Bond Fund)
iShares Barclays Intermediate Government/Credit Bond Fund (formerly known as
   Lehman Intermediate Government/Credit Bond Fund) iShares Barclays MBS Bond Fund (formerly known as iShares Lehman MBS Bond Fund) iShares Barclays Short Treasury Bond Fund (formerly known as Lehman Short
   Treasury Bond Fund)
iShares Barclays TIPS Bond Fund (formerly known as Lehman TIPS Bond Fund)

iShares Cohen & Steers Realty Majors Index Fund

iShares Dow Jones International Select Dividend Index Fund (formerly known as iShares Dow Jones EPAC Select Dividend Index Fund) iShares Dow Jones Select Dividend Index Fund iShares Dow Jones Transportation Average Index Fund iShares Dow Jones U.S. Aerospace & Defense Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Broker-Dealers Index Fund iShares Dow Jones U.S. Consumer Goods Sector Index Fund iShares Dow Jones U.S. Consumer Services Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Index Fund iShares Dow Jones U.S. Healthcare Providers Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Home Construction Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Insurance Index Fund iShares Dow Jones U.S. Medical Devices Index Fund iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund iShares Dow Jones U.S. Oil Equipment & Services Index Fund iShares Dow Jones U.S. Pharmaceuticals Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Regional Banks Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Index Fund (formerly known as iShares Dow Jones U.S.
   Total Markets Index Fund)
iShares Dow Jones U.S. Utilities Sector Index Fund

iShares FTSE China (HK Listed) Index Fund iShares FTSE Developed Small Cap ex-North America Index Fund iShares FTSE EPRA/NAREIT Developed Asia Index Fund (formerly known as
   iShares FTSE EPRA/NAREIT Asia Index Fund) iShares FTSE EPRA/NAREIT Developed Europe Index Fund (formerly known as
   iShares FTSE EPRA/NAREIT Europe Index Fund) iShares FTSE EPRA/NAREIT Developed Real Estate ex-U.S. Index Fund

Securities Lending Agreement

                                     LENDERS

  (formerly known as iShares FTSE EPRA/NAREIT Global Real Estate ex-U.S. Index
  Fund)
iShares FTSE EPRA/NAREIT North America Index Fund iShares FTSE NAREIT Industrial/Office Capped Index Fund (formerly known as
   iShares FTSE NAREIT Industrial/Office Index Fund) iShares FTSE NAREIT Real Estate 50 Index Fund iShares FTSE NAREIT Residential Plus Capped Index Fund (formerly known as
   iShares FTSE NAREIT Residential Index Fund) iShares FTSE NAREIT Retail Capped Index Fund (formerly known as iShares
   FTSE NAREIT Retail Index Fund)
iShares FTSE NAREIT Mortgage Plus Capped Index Fund (formerly known as
   iShares FTSE NAREIT Mortgage REITs Index Fund) iShares FTSE/Xinhua China 25 Index Fund

iShares iBoxx $ High Yield Corporate Bond Fund iShares iBoxx $ Investment Grade Corporate Bond Fund (formerly know as iShares
   GS $ InvesTop(TM) Corporate Bond Fund)

iShares JPMorgan USD Emerging Markets Bond Fund

iShares Morningstar Large Core Index Fund iShares Morningstar Large Growth Index Fund iShares Morningstar Large Value Index Fund iShares Morningstar Mid Core Index Fund iShares Morningstar Mid Growth Index Fund iShares Morningstar Mid Value Index Fund iShares Morningstar Small Core Index Fund iShares Morningstar Small Growth Index Fund iShares Morningstar Small Value Index Fund

iShares MSCI ACWI ex US Consumer Discretionary Sector Index Fund iShares MSCI ACWI ex US Consumer Staples Sector Index Fund iShares MSCI ACWI ex US Energy Sector Index Fund iShares MSCI ACWI ex US Financials Sector Index Fund iShares MSCI ACWI ex US Health Care Sector Index Fund iShares MSCI ACWI ex US Index Fund iShares MSCI ACWI ex US Industrials Sector Index Fund iShares MSCI ACWI ex US Information Technology Sector Index Fund iShares MSCI ACWI ex US Materials Sector Index Fund iShares MSCI ACWI ex US Telecommunication Services Sector Index Fund iShares MSCI ACWI ex US Utilities Sector Index Fund iShares MSCI ACWI Index Fund

iShares MSCI All Country Asia ex Japan Index Fund iShares MSCI All Peru Capped Index Fund iShares MSCI EAFE Growth Index Fund iShares MSCI EAFE Index Fund iShares MSCI EAFE Small Cap Index Fund iShares MSCI EAFE Value Index Fund iShares MSCI Emerging Markets Financials Sector Index iShares MSCI Emerging Markets Materials Sector Index iShares MSCI Europe Financials Sector Index Fund iShares MSCI Far East Financials Sector Index Fund iShares MSCI Indonesia Investable Market Index Fund iShares MSCI Ireland Capped Investable Market Index Fund iShares MSCI KLD 400 Social Index Fund (formerly known as iShares FTSE KLD 400
   Social Index Fund)
iShares MSCI Kokusai Index Fund

Securities Lending Agreement

                                     LENDERS

iShares MSCI Poland Investable Market Index Fund iShares MSCI USA ESG Select Social Index Fund (formerly known as iShares FTSE
  KLD Select Social Index Fund)

iShares Nasdaq Biotechnology Index Fund

iShares NYSE 100 Index Fund
iShares NYSE Composite Index Fund

iShares Russell 1000 Growth Index Fund
iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund
iShares Russell Microcap Index Fund
iShares Russell Midcap Growth Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Value Index Fund iShares Russell Top 200 Growth Index Fund iShares Russell Top 200 Index Fund iShares Russell Top 200 Value Index Fund

iShares S&P 100 Index Fund
iShares S&P 1500 Index Fund
iShares S&P 500 Growth Index Fund
iShares S&P 500 Index Fund
iShares S&P 500 Value Index Fund
iShares S&P Aggressive Allocation Fund
iShares S&P Asia 50 Index Fund
iShares S&P/Citigroup International Treasury Bond Fund iShares S&P/Citigroup 1-3 Year International Treasury Bond Fund iShares S&P California AMT-Free Municipal Bond Fund (formerly known as iShares
  S&P California Municipal Bond Fund)
iShares S&P Conservative Allocation Fund iShares S&P Developed ex-U.S. Property Index Fund (formerly known as
  iShares S&P World ex-U.S. Property Index Fund) iShares S&P Emerging Markets Infrastructure Index Fund iShares S&P Europe 350 Index Fund iShares S&P Global 100 Index Fund iShares S&P Global Clean Energy Index Fund iShares S&P Global Consumer Discretionary Sector Index Fund iShares S&P Global Consumer Staples Sector Index Fund iShares S&P Global Energy Sector Index Fund iShares S&P Global Financials Sector Index Fund iShares S&P Global Healthcare Sector Index Fund iShares S&P Global Industrials Sector Index Fund iShares S&P Global Infrastructure Index Fund iShares S&P Global Materials Sector Index Fund iShares S&P Global Nuclear Energy Index Fund iShares S&P Global Technology Sector Index Fund iShares S&P Global Telecommunications Sector Index Fund iShares S&P Global Timber & Forestry Index Fund

Securities Lending Agreement

                                     LENDERS

iShares S&P Global Utilities Sector Index Fund iShares S&P Growth Allocation Fund iShares S&P India Nifty 50 Index Fund iShares S&P Latin America 40 Index Fund iShares S&P MidCap 400 Growth Index Fund iShares S&P MidCap 400 Index Fund iShares S&P MidCap 400 Value Index Fund iShares S&P Moderate Allocation Fund iShares S&P National AMT-Free Municipal Bond Fund (formerly known as iShares
  S&P National Municipal Bond Fund)
iShares S&P New York AMT-Free Municipal Bond Fund (formerly known as iShares
  S&P New York Municipal Bond Fund)
iShares S&P North American Natural Resources Sector Index Fund iShares S&P North American Technology-Multimedia Networking Index Fund iShares S&P North American Technology-Semiconductors Index Fund iShares S&P North American Technology-Software Index Fund iShares S&P North American Technology Sector Index Fund iShares S&P Short Term National AMT-Free Municipal Bond Fund (formerly known as
  iShares S&P Short Term National Municipal Bond Fund) iShares S&P SmallCap 600 Growth Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600 Value Index Fund iShares S&P Target Date Retirement Income Index Fund iShares S&P Target Date 2010 Index Fund iShares S&P Target Date 2015 Index Fund iShares S&P Target Date 2020 Index Fund iShares S&P Target Date 2025 Index Fund iShares S&P Target Date 2030 Index Fund iShares S&P Target Date 2035 Index Fund iShares S&P Target Date 2040 Index Fund iShares S&P/TOPIX 150 Index Fund iShares S&P U.S. Preferred Stock Index Fund

AMENDED AND APPROVED BY THE BOARD OF TRUSTEES OF ISHARES TRUST AND BOARD OF DIRECTORS OF ISHARES, INC. ON JUNE 15-16, 2010.